As filed with the Securities and Exchange Commission on October 22, 2018

No. 2-84671

No. 33-50071

No. 333-10151

No. 333-24813

No. 333-61365

No. 333-72851

No. 333-89157

No. 333-32356

No. 333-32354

No. 333-44570

No. 333-100912

No. 333-100913

No. 333-100915

No. 333-100917

No. 333-100919

No. 333-131759

No. 333-134671

No. 333-143859

No. 333-150718

No. 333-158832

No. 333-182757

No. 333-188141

No. 333-191301

No. 333-197760

No. 333-212883

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2 - 84671

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-50071

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-10151

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-24813

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61365

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-72851

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-89157

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32356

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32354

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44570

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100912

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100913

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100915

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100917

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100919

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-131759

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134671

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143859

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-150718

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158832

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182757

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188141

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-191301

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197760

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212883

UNDER

THE SECURITIES ACT OF 1933

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	41-0617000
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Jill Sutton, Chief Legal Officer and Secretary
SUPERVALU INC.
c/o United Natural Foods, Inc.	c/o United Natural Foods Inc.
313 Iron Horse Way,	313 Iron Horse Way,
Providence, Rhode Island 02908 Telephone: (401) 528-8634	Providence, Rhode Island 02908 Telephone: (401) 528-8634
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Super Valu Stores, Inc. 1983 Employees Stock Option Plan

SUPERVALU Pre-Tax Savings and Profit Sharing Plan, as amended

SUPERVALU INC. 1997 Stock Plan

SUPERVALU INC. 1993 Stock Plan

Pittsburgh Division Profit Sharing Plan, as amended

SUPERVALU/Richfood Stock Incentive Plan

Richfood Holdings, Inc. Non-Employee Directors’ Stock Option Plan

Richfood Holdings, Inc. Savings & Stock Ownership Plan, as amended

Richfood of Pennsylvania Investment Opportunity Plan, as amended

Metro Food Stores 401(K) Plan for Retail Union Employees, as amended

Farm Fresh, Inc. Retirement Savings Plan, as amended

SUPERVALU INC. Long-Term Incentive Plan

SUPERVALU INC. 2002 Stock Plan

Supervalu Retail Employees’ 401(K) Plan, as amended

Supervalu Wholesale Employees’ 401(K) Plan, as amended

Albertsons Savings & Retirement Estates

Albertson’s, Inc. Amended and Restated 1995 Stock-Based Incentive Plan

Albertson’s, Inc. 1995 Stock Option Plan for Non-Employee Directors

Albertson’s, Inc. 2004 Equity and Performance Incentive Plan

American Stores Company 1997 Stock Plan for Non-Employee Directors

SUPERVALU INC. 2007 Stock Plan

SUPERVALU INC. 2012 Stock Plan (as amended July 20, 2016)

SUPERVALU INC. Directors’ Deferred Compensation Plan (2009 Statement), as amended

SUPERVALU INC. Inducement Grant Stock Option Agreement

SUPERVALU INC. Inducement Grant Restricted Stock Award Agreement

(Full title of the plans)

With a copy to:

Laura P. Knoll

Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street

Boston, Massachusetts 02116
Telephone: (617) 573-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of SUPERVALU INC., a Delaware corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”).

•                  Registration No. 2-84671, filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 21, 1983, covering an aggregate of 500,000 shares of common stock, $1.00 par value per share, of Super Valu Stores, Inc. (predecessor in interest to the Company) and which became Common Stock, $0.01 par value per share, of the Company,  issuable under the Super Valu Stores, Inc. 1983 Employees Stock Option Plan;

•                  Registration No. 33-50071 filed with the Commission on August 24, 1993 covering an aggregate of 4,250,000 shares of Common Stock issuable under the SUPERVALU INC. Long-Term Incentive Plan and SUPERVALU INC. 1993 Stock Plan;

•                  Registration No. 333-10151, filed with the Commission on August 14, 1996 covering an aggregate of 1,100,000 shares of Common Stock issuable under the SUPERVALU Pre-Tax Savings and Profit Sharing Plan;

•                  Registration No. 333-24813, filed with the Commission on April 9, 1997 covering an aggregate of 2,000,000 shares of Common Stock issuable under the SUPERVALU INC. 1997 Stock Plan;

•                  Registration No. 333-61365, filed with the Commission on August 13, 1998 covering an aggregate of 1,300,000 shares of Common Stock Company issuable under the SUPERVALU INC. 1993 Stock Plan;

•                  Registration No. 333-72851, filed with the Commission on February 24, 1999 covering an aggregate of 120,000 shares of Common Stock issuable under the Supervalu Wholesale Employees’ 401(K) Plan, as amended (successor by merger to the Wetterau Incorporated Moneybuilder Plan and Trust for Collective Bargaining Employees and the Supervalu Pittsburgh Division Union 401(K) Plan for Local 30 Collective Bargaining Associates), and Supervalu Retail Employees’ 401(K) Plan, as amended (successor by merger to the Cub Foods Retail Clerks 401(K) Plan and the Supervalu Retail Operations Profit Sharing and Super Saver Plan);

•                  Registration No. 333-89157, filed with the Commission on October 15, 1999 covering an aggregate of 2,076,684 shares of Common Stock issuable under the SUPERVALU/Richfood Stock Incentive Plan;

•                  Registration No. 333-32356, filed with the Commission on March 14, 2000 covering an aggregate of 3,000,000 shares of Common Stock issuable under the SUPERVALU INC. 1997 Stock Plan;

•                  Registration No. 333-32354, filed with the Commission on March 14, 2000 covering an aggregate of 45,000 shares of Common Stock issuable under the Richfood Holdings, Inc. Non-employee Directors’ Stock Option Plan;

•                  Registration No. 333-44570, filed with the Commission on August 25, 2000 covering an aggregate of 216,000 shares of Common Stock issuable under the Richfood Holdings, Inc. Savings & Stock Ownership Plan, as amended, Richfood of Pennsylvania Investment Opportunity Plan, as amended, Metro Food Stores 401(K) Plan for Retail Union Employees, as amended, and Farm Fresh, Inc. Retirement Savings Plan, as amended;

•                  Registration No. 333-100912, filed with the Commission on October 31, 2002 covering an aggregate of 800,000 shares of Common Stock issuable under the SUPERVALU INC. Long-Term Incentive Plan;

•                  Registration No. 333-100913, filed with the Commission on October 31, 2002 covering an aggregate of 3,800,000 shares of Common Stock issuable under the SUPERVALU Pre-Tax Savings and Profit Sharing Plan, as amended;

•                  Registration No. 333-100915, filed with the Commission on October 31, 2002 covering an aggregate of 4,000,000 shares of Common Stock issuable under the SUPERVALU INC. 2002 Stock Plan;

•                  Registration No. 333-100917, filed with the Commission on October 31, 2002 covering an aggregate of 316,000 shares of Common Stock issuable under the Pittsburgh Division Profit Sharing Plan, as amended, Supervalu Retail Employees’ 401(K) Plan, as amended and Supervalu Wholesale Employees’ 401(K) Plan, as amended;

•                  Registration No. 333-100919, filed with the Commission on October 31, 2002 covering an aggregate of 3,500,000 shares of Common Stock issuable under the SUPERVALU INC. 1997 Stock Plan;

•                  Registration No. 333-131759, filed with the Commission on February 10, 2006 covering an aggregate of 9,000,000 shares of Common Stock issuable under the SUPERVALU INC. 2002 Stock Plan;

•                  Registration No. 333-134671, filed with the Commission on June 2, 2006 covering an aggregate of 38,580,641 shares of Common Stock issuable under the Albertsons Savings & Retirement Estates, Albertson’s, Inc. Amended and Restated 1995 Stock-Based Incentive Plan, Albertson’s, Inc. 1995 Stock Option Plan for Non-Employee Directors, Albertson’s, Inc. 2004 Equity and Performance Incentive Plan and American Stores Company 1997 Stock Plan for Non-Employee Directors;

•                  Registration No. 333-143859, filed with the Commission on June 18, 2007 covering an aggregate of 35,000,000 shares of Common Stock issuable under the SUPERVALU INC. 2007 Stock Plan;

•                  Registration No. 333-150718, filed with the Commission on May 7, 2008 covering an aggregate of 300,000 shares of Common Stock issuable under the SUPERVALU INC. 1997 Stock Plan;

•                  Registration No. 333-158832, filed with the Commission on April 28, 2009 covering an aggregate of 3,500,000 options to purchase shares of Common Stock issuable under the SUPERVALU INC. 2007 Stock Plan;

•                  Registration No. 333-182757, filed with the Commission on July 19, 2012 covering an aggregate of 47,600,000 shares of Common Stock issuable under the SUPERVALU INC. 2012 Stock Plan (as amended July 20, 2016), SUPERVALU INC. Directors’ Deferred Compensation Plan (2009 Statement), as amended;

•                  Registration No. 333-188141, filed with the Commission on April 25, 2013 covering an aggregate of 1,500,000 shares of Common Stock issuable under the SUPERVALU INC. Inducement Grant Stock Option Agreement;

•                  Registration No. 333-191301, filed with the Commission on September 20, 2013 covering an aggregate of 450,000 shares of Common Stock issuable under the SUPERVALU INC. Inducement Grant Stock Option Agreement and SUPERVALU INC. Inducement Grant Restricted Stock Award Agreement;

•                  Registration No. 333-197760, filed with the Commission on July 31, 2014  covering an aggregate of 9,303,746 shares of Common Stock issuable under the SUPERVALU INC. 2012 Stock Plan  (as amended July 20, 2016); and

•                  Registration No. 333-212883, filed with the Commission on August 4, 2016 covering an aggregate of 10,000,000 shares of Common Stock  issuable under the SUPERVALU INC. 2012 Stock Plan (as amended July 20, 2016).

On October 22, 2018, pursuant to that certain Agreement and Plan of Merger, dated as of July 25, 2018 (as amended October 10, 2018, the “Merger Agreement”), by and among the Company, SUPERVALU Enterprises, Inc., a Delaware corporation, United Natural Foods, Inc., a Delaware corporation, (“UNFI”), and Jedi Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of UNFI (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of UNFI.

As a result of the transactions contemplated in the Merger Agreement, the Company has terminated all offerings of the Company’s securities pursuant to the above-referenced Registration Statements. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.  This filing is made in accordance with an undertaking in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on October 22, 2018.*

SUPERVALU INC.

By:	/s/ Jill E. Sutton
	Name:	Jill E. Sutton
	Title:	Chief Legal Officer and Secretary

* Pursuant to Rule 478 under the Securities Act no other person is required to sign these Post-Effective Amendments No. 1.